Exhibit 10.3

                      AMENDED AND RESTATED PROMISSORY NOTE

Principal Sum: $400,000                                 Date:  February 23, 2004

         FOR VALUE RECEIVED, TOTAL IDENTITY CORP., a Florida corporation (the "Maker") promises to pay to ROBERT DAVID (the "Holder"), at 3006 East Avenue, Rochester, New York 14610, or such address as the Holder may from time to time designate in writing to the Maker, the principal sum of $400,000.00, with interest on the unpaid balance at the rate of 8% per annum.

         This promissory note is issued in the place and stead of a certain promissory note dated October 13, 2003 in the principal amount of $800,000, issued in connection with a certain Stock Purchase Agreement dated October 13, 2003 by and between Maker and Holder (the "Stock Purchase Agreement"); and is the amended and restated promissory note referred to Amendment No. 1 to Stock Purchase Agreement dated February 20, 2004 made between the Maker and the Holder (the "Amended Stock Purchase Agreement"). This Note shall be subject to all of the terms and conditions of the Stock Purchase Agreement, as modified by the Amended Stock Purchase Agreement. This Note is also secured in accordance with the terms of an Amended and Restated Pledge Agreement of even date herewith by and between the Maker and the Holder.

         The principal amount of this Note shall be paid in eight equal quarterly installments, each in the amount of $50,000, with each installment to be accompanied by interest on the outstanding amount of the Note at the rate of 8% per annum. The initial installment shall be due and payable on January 1, 2005, and on the first day of each calendar quarter thereafter until the entire principal amount of this Note and accrued interest thereon has been paid in full. Prepayment in any amount is allowed at any time, and from time to time, without penalty.

         The following shall constitute "Events of Default" under this Note:

         1. The Maker fails to make any payment required by this Note within 15 days of its due date.

         2. The Maker becomes insolvent or unable to pay his debts as they mature or makes an assignment for the benefit of creditors, or any proceeding is instituted by or against the Maker alleging that the Maker is insolvent or unable to pay his debts as they mature, and any such proceeding, if involuntary, is not dismissed or stayed on appeal or otherwise within 30 days.

         3. The entry of any judgment or the levy of any attachment against the Maker or any property of the Maker, which judgment or attachment is not paid or released within 30 days.

         4. Any transfer by the Maker of any collateral securing this Note or the transfer by the Maker of all or substantially all of its assets except to a company wholly-owned by the Maker.

         5. The transfer by any guarantor of all or substantially all of its assets.

         6. The making of any assignment for the benefit of creditors by the Maker or any guarantor.

         7. Any default on the part of Maker under the terms of a certain Stock Purchase Agreement dated as of October 13, 2003 by and between Total Identity Systems Corp., Maker and Holder, as amended by Amendment No. 1 to Stock Purchase Agreement of even date herewith.



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         8.       Any  default  by Maker  under the terms of the Stock  Purchase
                  Agreement between Maker and Holder dated October 13, 2003 as amended by the Amended Stock Purchase Agreement of even date herewith.

         9. Any default on the part of Maker under the terms of the Amended and Restated Pledge Agreement between Maker and Holder of even date herewith.

         10. Any default by Total Identity Systems Corp., a New York corporation ("TISC"), in its obligation to pay "rent," as provided in a certain Lease dated October 13, 2003, by and between TISC and 2340 Townline Road Corporation, as amended by Lease Amendment (the "Lease") of even date herewith; provided however, that no event of default under this subparagraph shall be deemed to have occurred until 10 days following TISC's receipt of written notice that it has failed to make two "rent" payments under the Lease, and TISC does not cure such failure within such 10 day period.

         11. Any default by Shareholder in its obligation to pay consulting fees and/or health benefits to Secured Party, as provided in a certain Consulting Agreement between Shareholder and Secured Party of even date herewith; provided however, that no event of default under this subparagraph shall be deemed to have occurred until 10 days following TISC's receipt of written notice that it has failed to make two payments of consulting fees and/or health benefits to Secured Party under the Consulting Agreement, and TISC does not cure such failure within such 10 day period.

         Time is hereby declared to be of the essence, and upon the occurrence of an Event of Default, the entire unpaid principal amount of this Note together with accrued but unpaid interest thereon, shall at once become due and payable at the option of the Holder upon written notice to the Maker. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         Except as provided in this Note, presentment, protest, notice, notice of dishonor, demand for payment, notice of protest and notice of non-payment are hereby waived.

         The Maker agrees to pay all of the Holder's expenses of collecting and enforcing this Note, and any guarantee or collateral securing this Note, including, without limitation, expenses and reasonable fees of legal counsel, court costs and the cost of appellate proceedings.

         The failure or delay by the Holder of this Note in exercising any of his rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Holder of this Note may not waive any of its rights, except in an instrument in writing signed by the Holder.

         This Note may not be amended except in a writing signed by the Maker and the Holder.

                        TOTAL IDENTITY CORP., a Florida corporation


                        By: /s/ Philip C. Mistretta
                            -------------------------------
                            Philip C. Mistretta
                            President

                                    GUARANTY

         FOR VALUE RECEIVED, Total Identity Systems Corp., a New York corporation, hereby unconditionally guarantees to Robert David, his successors and assigns, that all sums due under the foregoing Amended and Restated Promissory Note dated February 23, 2004, and interest shall be paid in full when due, following the expiration of all applicable grace periods, whether by acceleration or otherwise, in accordance with the terms of the same and the agreements given as security therefor. The undersigned as part of this guaranty does hereby further agree as follows:

         (1) The guarantor does hereby waive demand, protest, notice of non-payment and suit against the maker;

         (2) The guarantor shall not be released from this guaranty by the extension in time of payment granted to the maker or by the renewal, from time to time, of the said Amended and Restated Promissory Note irrespective of any change in the terms and interest rate charged thereon and the payee, his successors and assigns, shall have the full power and authority without notice to the undersigned to grant any such extensions, renewals, or modifications as it may deem proper in its sole judgment and discretion;

         (3) The holder of the Amended and Restated Promissory Note shall not be required to proceed first against the maker or against any collateral security held before resorting to the guarantor for payment;

         (4) The liability of the guarantor hereunder shall not in any way be affected, released or exonerated by the release or surrender of all or any part of the collateral security held for the payment of the obligations;

         (5) The liability of the guarantor hereunder shall not in any way be affected, released or exonerated by reason of any bankruptcy or insolvency proceedings by or with respect to Total Identity Corp. or any other guarantor;

         (6) Diligence on the part of any holder of the Amended and Restated Promissory Note in collecting the same and any defense arising out of lack of diligence in enforcing payment thereon is hereby waived by the guarantor;

         (7) This guaranty shall be enforceable by and against the respective administrators, executors, successors and assigns of the parties hereto;

         (8) This guaranty may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought to be charged;

         (9) In the event that this agreement is placed in the hands of an attorney for collection or enforcement, the guarantor shall be liable for all costs incurred, including reasonable attorney's fees.

                        TOTAL IDENTITY SYSTEMS CORP., a New York corporation


                        By: /s/ Philip C. Mistretta
                            ----------------------------------------
                            Philip C. Mistretta
                            Chairman and Chief Executive Officer